Exhibit 99

NEWS RELEASE

February 22, 2024

Dominion Energy Announces Fourth-Quarter and Full-Year 2023 Earnings,

Provides Key Updates on Coastal Virginia Offshore Wind, and

Schedules Investor Meeting to Conclude Business Review

•
Fourth-quarter 2023 GAAP net income of $0.30 per share; operating earnings (non-GAAP) of $0.29 per share
•
Full year 2023 GAAP net income of $2.29 per share; operating earnings (non-GAAP) of $1.99 per share
•
Affirms previously communicated business review commitments and priorities
•
Announces agreement to sell a noncontrolling equity partnership interest in CVOW in a highly credit positive transaction that features robust cost and risk-sharing and is consistent with objectives of the business review
•
Provides key project updates on CVOW and affirms on time, on budget status
•
Schedules business review investor meeting for March 1, 2024, to conclude business review and provide comprehensive update on repositioned strategic and financial outlook

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP, or reported earnings) for the three months ended Dec. 31, 2023, of $273 million ($0.30 per share) compared with net income of $344 million ($0.39 per share) for the same period in 2022, with net income of $2.0 billion ($2.29 per share) for the 12 months ended Dec. 31, 2023, compared with net income of $1.3 billion ($1.49 per share) for the same period in 2022.

Operating earnings (non-GAAP) for the three months ended Dec. 31, 2023, were $267 million ($0.29 per share), compared to operating earnings of $652 million ($0.76 per share) for the same period in 2022. Operating earnings for the 12 months ended Dec. 31, 2023, were $1.7 billion ($1.99 per share) compared with operating earnings of $2.6 billion ($3.06 per share) for the same period in 2022.

Differences between GAAP and operating earnings for the period include a net gain from discontinued operations associated with the sale of remaining noncontrolling interest in Cove Point and gas distribution operations, deferred taxes associated with the sale of gas distribution operations, the gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities, and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Noncontrolling equity financing partner announced

Dominion Energy has agreed to sell a 50% noncontrolling interest in the Coastal Virginia Offshore Wind commercial project (CVOW) to Stonepeak, a leading alternative investment firm specializing in infrastructure and real assets with more than $61 billion of assets under management, through the formation of an offshore wind partnership. Under the terms of the agreement, Dominion Energy will retain full operational control of the construction and operations of CVOW. The transaction is expected to close by the end of 2024, subject to customary approvals.

Key updates on CVOW

Dominion Energy affirmed the project’s on time and on budget status consistent with previous communications. Dominion Energy also released a video featuring senior executive representatives of key suppliers and partners sharing their commitment to a successful, on time, and on budget project completion. The video also features updated video footage of key project components. Featured representatives include:

•
Jochen Eickholt, CEO, Siemens Gamesa Renewable Energy, supplier of offshore wind turbines
•
Robert Dreves, CEO Rostock Facility, EEW, supplier of monopiles
•
Søren Schlott Mikkelsen, COO, Bladt Industries, supplier of offshore substations and transition pieces

•
Steen Brødbæk, CEO, Semco Maritime, supplier of offshore substations
•
Luc Vandenbulcke, CEO, DEME, transporter, logistics, and installation of monopiles and transition pieces
•
Hakan Ozmen, EVP Transmission & CEO Powerlink, Prysmian Group, supplier of offshore and onshore cable
•
Chris Ong, CEO, Seatrium, supplier of Charybdis, a Jones Act compliant offshore wind installation vehicle (WTIV)

The video can be viewed here and by visiting Dominion Energy’s Investor Relations website.

The 2.6-gigawatt CVOW, the largest offshore wind farm in the U.S., is on schedule to generate enough clean, renewable energy to power up to 660,000 homes once fully constructed in late 2026. CVOW will consist of 176 turbines and three offshore substations in a nearly 113,000-acre lease area off the coast of Virginia Beach.

Webcast today

The company will host its fourth-quarter 2023 earnings call at 10 a.m. ET on Thursday, Feb. 22, 2024. Management will discuss matters of interest to financial and other stakeholders including recent financial results and the agreement to sell a noncontrolling equity partnership interest in CVOW.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-420-1271 and international callers should dial 1-785-424-1222. The passcode for the telephonic earnings call is 49240. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Feb. 22. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on Feb. 22. Domestic callers may access the recording by dialing 1-800-839-8292. International callers should dial 1-402-220-6069. The PIN for the replay is 49240.

Business review investor event scheduled for March 1, 2024

Dominion Energy will host an approximately 90 minute investor meeting on Friday, March 1, 2024 at 8:00 a.m. ET.

During the investor event, management will review Dominion Energy’s overall strategy, provide comprehensive and multi-year financial and capital investment guidance, and participate in Q&A.

The presentation will be available live via online webcast accessible through the company’s investor relations information pages at investors.dominionenergy.com. Participants will be given instructions during the presentation on how to submit questions virtually.

Following the event, the company will initiate a comprehensive investor engagement program that will allow management to meet with the company’s existing and prospective investors as well as other stakeholders.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

About Dominion Energy

About 7 million customers in 15 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to providing reliable, affordable, and increasingly clean energy every day and to achieving Net Zero emissions by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review announced in November 2022; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the completion of the proposed sales of The East Ohio Gas Company, Public Service Company of North Carolina, Incorporated, Questar Gas Company, and Wexpro Company, and their consolidated subsidiaries and related entities, as applicable, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; the expected timing and likelihood of the completion of the proposed sale of a 50% noncontrolling interest in the CVOW Commercial Project, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; the effectiveness to which existing economic hedging instruments mitigate fluctuations in currency exchange rates of the Euro and Danish Krone associated with certain fixed price contracts for the major offshore construction and equipment components of the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

#####

For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(millions, except per share amounts)	2023	2022	2023	2022
Operating Revenue	$3,534	$3,807	$14,393	$13,938
Operating Expenses
Electric fuel and other energy-related purchases	925	1,086	3,935	3,711
Purchased electric capacity	12	14	55	59
Purchased gas	73	95	285	426
Other operations and maintenance(1)	961	1,605	3,440	5,192
Depreciation and amortization	684	610	2,580	2,442
Other taxes	167	144	684	675
Total operating expenses	2,822	3,554	10,979	12,505
Income (loss) from operations	712	253	3,414	1,433
Other income (expense)	346	290	992	109
Interest and related charges	608	329	1,674	1,002
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	450	214	2,732	540
Income tax expense (benefit)	106	(8)	575	113
Net Income (loss) from continuing operations	344	222	2,157	427
Net Income (loss) from discontinued operations	(71)	122	(163)	894
Net Income (loss) attributable to Dominion Energy	$273	$344	$1,994	$1,321
Reported Income (loss) per common share from continuing operations - diluted	$0.39	$0.24	$2.48	$0.41
Reported Income (loss) per common share from discontinued operations - diluted	(0.09)	0.15	(0.19)	1.08
Reported Income (loss) per common share - diluted	$0.30	$0.39	$2.29	$1.49
Average shares outstanding, diluted	837.3	834.1	836.5	824.8
(1)
Includes impairment of assets and other charges (benefits) and losses (gains) on sales of assets.

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended December 31,			Twelve Months Ended December 31,
(millions, except per share amounts)	2023	2022	Change	2023	2022	Change
REPORTED EARNINGS(1)	$273	$344	$(71)	$1,994	$1,321	$673
Pre-tax loss (income)(2)	1	434	(433)	(1,713)	1,624	(3,337)
Income tax(2)	(7)	(126)	119	1,462	(311)	1,773
Adjustments to reported earnings	(6)	308	(314)	(251)	1,313	(1,564)

OPERATING EARNINGS (non-GAAP)	$267	$652	$(385)	$1,743	$2,634	$(891)
By segment:
Dominion Energy Virginia	369	395	(26)	1,684	1,905	(221)
Dominion Energy South Carolina	75	97	(22)	377	505	(128)
Contracted Energy	(19)	82	(101)	99	188	(89)
Corporate and Other	(158)	78	(236)	(417)	36	(453)
	$267	$652	$(385)	$1,743	$2,634	$(891)
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$0.30	$0.39	$(0.09)	$2.29	$1.49	$0.80
Adjustments to reported earnings (after-tax)	(0.01)	0.37	(0.38)	(0.30)	1.57	(1.87)
OPERATING EARNINGS (non-GAAP)	$0.29	$0.76	$(0.47)	$1.99	$3.06	$(1.07)
By segment:
Dominion Energy Virginia	$0.44	$0.47	$(0.03)	$2.01	$2.31	$(0.30)
Dominion Energy South Carolina	0.09	0.12	(0.03)	0.45	0.61	(0.16)
Contracted Energy	(0.02)	0.10	(0.12)	0.12	0.23	(0.11)
Corporate and Other	(0.22)	0.07	(0.29)	(0.59)	(0.09)	(0.50)
	$0.29	$0.76	$(0.47)	$1.99	$3.06	$(1.07)
Common Shares Outstanding (average, diluted)	837.3	834.1		836.5	833.0

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion, if dilutive, of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. During each quarter of 2023 and 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). Reported earnings per share for the twelve months ended December 31, 2022 also includes the impact of preferred dividends associated with Series A preferred stock of $12 million. See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2023 Reported Earnings to Operating Earnings

2023 Earnings (Twelve Months Ended December 31, 2023)

The $1.7 billion pre-tax net income of the adjustments included in 2023 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$1.1 billion of net benefit from discontinued operations, primarily related to a $722 million benefit associated with the sale of the remaining non-controlling interest in Cove Point (including $626 million net gain on sale) and a $496 million benefit associated with the gas distribution operations expected to be sold to Enbridge Inc. (inclusive of a $334 million impairment charge associated with the East Ohio and Questar Gas Transactions).
•
$1.2 billion net market benefit primarily associated with $411 million from nuclear decommissioning trusts (NDT) and $758 million in economic hedging activities.
•
$370 million of regulated asset retirements and other charges primarily associated with the settlement of Virginia Power’s 2021 triennial review.
•
$118 million of nonregulated asset impairments and other charges primarily related to an ARO revision at Millstone nuclear power station in connection with the expected approval of an operating license extension.

(millions, except per share amounts)	1Q23	2Q23	3Q23	4Q23	YTD 2023(5)
Reported earnings	$981	$583	$157	$273	$1,994
Adjustments to reported earnings(1):
Pre-tax loss (income)	(590)	(346)	(778)	1	(1,713)
Income tax	124	73	1,272	(7)	1,462
	(466)	(273)	494	(6)	(251)
Operating earnings (non-GAAP)	$515	$310	$651	$267	$1,743
Common shares outstanding (average, diluted)	835.5	836.2	836.8	837.3	836.5
Reported earnings per share(2)	$1.15	$0.67	$0.16	$0.30	$2.29
Adjustments to reported earnings per share(2)	(0.56)	(0.32)	0.59	(0.01)	(0.30)
Operating earnings (non-GAAP) per share(2)	$0.59	$0.35	$0.75	$0.29	$1.99

(1) Adjustments to reported earnings are reflected in the following table:
	1Q23	2Q23	3Q23	4Q23	YTD 2023
Pre-tax loss (income):
Discontinued operations	$(337)	$(206)	$(683)	$96	$(1,130)
Net loss (gain) on NDT funds	(123)	(158)	98	(228)	(411)
Mark-to-market impact of economic hedging activities	(272)	(58)	(287)	(141)	(758)
Regulated asset retirements and other charges	61	97	61	151	370
Nonregulated asset impairments and other charges	-	-	-	118	118
Net loss (gain) on real estate dispositions	81	(21)	16	(5)	71
Storm damage and restoration costs (income)	-	-	12	(2)	10
Business review costs	-	-	5	12	17
	$(590)	$(346)	$(778)	$1	$(1,713)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	124	73	333	107	637
Deferred taxes associated with sale of gas distribution operations(4)	-	-	939	(114)	825
	$124	$73	$1,272	$(7)	$1,462

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents deferred taxes related to the basis in the stock of the gas distribution operations expected to be sold to Enbridge that will reverse upon the completion of each sale.
(5)
YTD EPS may not equal sum of quarters due to share count difference.

Schedule 3 - Reconciliation of 2022 Reported Earnings to Operating Earnings

2022 Earnings (Twelve months ended December 31, 2022)

The $1.6 billion pre-tax net loss of the adjustments included in 2022 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$1.1 billion of net benefit from discontinued operations, primarily related to $436 million associated with the sale of the remaining non-controlling interest in Cove Point and $745 million associated with the gas distribution operations expected to be sold to Enbridge.
•
$282 million net market loss associated with $559 million from nuclear decommissioning trusts offset by $277 million in economic hedging activities.
•
$851 million charge associated with the impairment of certain nonregulated solar generation facilities.
•
$830 million of regulated asset retirements and other charges, including $404M of charges for certain Virginia Power fuel and Regional Greenhouse Gas Initiative (RGGI) compliance costs deemed recovered through base rates, $243 million associated with the settlement of Virginia Power’s 2021 triennial review and $167 million for dismantling costs associated with the early retirement of certain Virginia Power fossil-fuel generation facilities.
•
$649 million loss associated with the sale of Kewaunee nuclear power station.
•
$125 million of storm damage and restoration costs.

(millions, except per share amounts)	1Q22	2Q22	3Q22	4Q22	YTD 2022(6)
Reported earnings	$689	$(447)	$735	$344	$1,321
Adjustments to reported earnings(1):
Pre-tax loss (income)	(124)	1,203	111	434	1,624
Income tax	104	(262)	(27)	(126)	(311)
	(20)	941	84	308	1,313
Operating earnings (non-GAAP)	$669	$494	$819	$652	$2,634
Common shares outstanding (average, diluted)	832.0	832.5	833.2	834.1	833.0
Reported earnings per share(2)	$0.81	$(0.58)	$0.86	$0.39	$1.49
Adjustments to reported earnings per share(2)	(0.03)	1.15	0.10	0.37	1.57
Operating earnings (non-GAAP) per share(2)	$0.78	$0.57	$0.96	$0.76	$3.06

(1) Adjustments to reported earnings are reflected in the following table:
	1Q22	2Q22	3Q22	4Q22	YTD 2022
Pre-tax loss (income):
Discontinued operations	$(510)	$(244)	$(203)	$(134)	$(1,091)
Net loss (gain) on NDT funds	125	454	112	(132)	559
Mark-to-market impact of economic hedging activities	102	(126)	107	(360)	(277)
Nonregulated asset impairments and other charges(3)	-	-	-	851	851
Regulated asset retirements and other charges	65	470	112	183	830
Sale of Kewaunee	-	649	-	-	649
Storm damage and restoration costs	94	-	-	31	125
Sale of Hope Gas, Inc.	-	-	(17)	(5)	(22)
	$(124)	$1,203	$111	$434	$1,624
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(4)	17	(265)	63	(126)	(311)
Deferred taxes associated with Hope Gas, Inc. divestiture(5)	87	3	(90)	-	-
	$104	$(262)	$(27)	$(126)	$(311)

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. As a result of reported net loss for the three months ended June 30, any adjustments to earnings or shares would be considered antidilutive and are excluded from the calculation of diluted earnings per share. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion, if dilutive, of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. During each quarter of 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C, issued in December 2021). Reported earnings per share for the three months ended June 30, 2022 and the twelve months ended December 31, 2022 also includes the impact of preferred dividends associated with Series A preferred stock of $5 million and $12 million, respectively. See Forms 10-Q and 10-K for additional information.
(3)
In the fourth quarter of 2022, Dominion Energy determined that its nonregulated solar generation assets within the Contracted Assets segment were impaired following the determination that it expects it is more likely than not such assets will be sold before the end of their useful lives.
(4)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(5)
Represents deferred taxes related to the basis in Hope Gas, Inc.'s stock that reversed when the sale closed in the third quarter of 2022. This charge is reflected as a component of current income tax expense on the sale in the third quarter of 2022.
(6)
YTD EPS may not equal sum of quarters due to share count difference.

Schedule 4 - Reconciliation of 2023 Earnings to 2022

Preliminary, Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023 vs. 2022		2023 vs. 2022
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$(71)	$(0.09)	$673	$0.80
Change in Pre-tax loss (income)(1)	(433)	(0.52)	(3,337)	(3.99)
Change in Income tax(1)	119	0.14	1,773	2.12
Adjustments to reported earnings	$(314)	$(0.38)	$(1,564)	$(1.87)
Change in consolidated operating earnings (non-GAAP)	$(385)	$(0.47)	$(891)	$(1.07)

Dominion Energy Virginia
Weather	$(20)	$(0.02)	$(126)	$(0.15)
Customer usage and other factors	31	0.04	123	0.15
Customer-elected rate impacts	2	-	(64)	(0.08)
Rider equity return	63	0.08	146	0.18
Impact of 2023 Virginia legislation	(69)	(0.08)	(155)	(0.19)
Storm damage and restoration costs	10	0.01	12	0.01
Depreciation and amortization	(6)	(0.01)	(27)	(0.03)
Renewable energy investment tax credits	(6)	(0.01)	(17)	(0.02)
Interest expense, net	2	-	(38)	(0.05)
Other	(33)	(0.04)	(75)	(0.09)
Share dilution		-		(0.03)
Change in contribution to operating earnings	$(26)	$(0.03)	$(221)	$(0.30)
Dominion Energy South Carolina
Weather	$(3)	$-	$(34)	$(0.04)
Customer usage and other factors	3	-	11	0.01
Customer-elected rate impacts	(8)	(0.01)	(37)	(0.04)
Base & RSA rate case impacts	(2)	-	5	0.01
Gains on sales of property	(6)	(0.01)	(32)	(0.04)
Depreciation and amortization	(5)	(0.01)	(18)	(0.02)
Interest expense, net	(5)	(0.01)	(25)	(0.03)
Other	4	0.01	2	(0.01)
Share dilution		-		-
Change in contribution to operating earnings	$(22)	$(0.03)	$(128)	$(0.16)
Contracted Energy
Margin	$18	$0.02	$83	$0.10
Planned Millstone outages(2)(3)	(105)	(0.13)	(111)	(0.13)
Unplanned Millstone outages(2)	(10)	(0.01)	(52)	(0.06)
Depreciation and amortization	5	0.01	14	0.02
Other	(9)	(0.01)	(23)	(0.04)
Share dilution		-		-
Change in contribution to operating earnings	$(101)	$(0.12)	$(89)	$(0.11)
Corporate and Other
Interest expense, net	$(81)	$(0.10)	$(232)	$(0.28)
Equity method investments(4)	(100)	(0.12)	(132)	(0.16)
Pension and other postretirement benefit plans	5	0.01	8	0.01
Corporate service company costs	(4)	-	1	-
Other	(56)	(0.09)	(98)	(0.10)
Share dilution		0.01		0.03
Change in contribution to operating earnings	$(236)	$(0.29)	$(453)	$(0.50)

Change in consolidated operating earnings (non-GAAP)	$(385)	$(0.47)	$(891)	$(1.07)
Change in adjustments included in reported earnings(1)	$314	$0.38	$1,564	$1.87
Change in consolidated reported earnings	$(71)	$(0.09)	$673	$0.80
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes earnings impact from outage costs and lower energy margins.
(3)
Includes the effect of two planned refueling outages during 2023 as compared to one planned outage in 2022.
(4)
Includes the impact of the absence of a gain on the contribution of certain privatization operations to Dominion Privatization.

NOTE: Figures may not sum due to rounding.